UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – February 28, 2008

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-51080	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On February 28, 2008, Chemokine Therapeutics Corp. (the “Company”) issued a press release announcing the medical journal “Clinical & Experiment Metastasis” has published an article authored by Dr. Lee J Helman, Chief, Pediatric Oncology Branch, National Cancer Institute, regarding the Company’s lead anti-cancer drug CTCE-9908.

A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2008	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ Bashir Jaffer Bashir Jaffer, Chief Executive Officer & Chief Financial Officer

Exhibit 99.1

CHEMOKINE THERAPEUTICS CORP.

6190 Agronomy Rd.

Suite 405

Vancouver, BC

V6T 1Z3

Tel: (604) 822-0301

Fax: (604) 822-0302

www.chemokine.net

NEWS RELEASE

TSX: CTI         OTCBB: CHKT

CHEMOKINE THERAPEUTICS ANNOUNCES THE PUBLICATION OF

STUDY RESULTS

Vancouver, BC (February 28, 2008) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular diseases, today announced the medical journal “Clinical & Experiment Metastasis” has published an article authored by Dr. Lee J Helman, Chief, Pediatric Oncology Branch, National Cancer Institute, regarding the Company’s lead anti-cancer drug CTCE-9908.  The published article identifying that, in preclinical models of bone and skin cancer, treatment with CTCE-9908 reduced the number of gross metastatic lung nodules by 50% and markedly decreased micro-metastatic disease.  The findings show that inhibition of the chemokine CXCR4/CXCL12 pathway decreases metastatic disease in two murine tumor models and expands on previous reports to describe the potential mechanism of action.

Metastasis continues to be the leading cause of death for patients with cancer.  High expression of the chemokine receptor CXCR4 correlates with poor prognosis in many cancers, including bone and skin cancer.  CXCL12, the ligand for CXCR4, is expressed at high levels in the lung and lymph node, which are the primary sites to which these tumors respectively metastesize.  The findings suggest that CTCE-9908 therapy aimed at disruption of this specific receptor/ligand complex may lead to a decrease in the spread of cancer.

The article, titled “Inhibition of the CXCR4/CXCL12 chemokine pathway reduces the development of murine pulmonary metastases” can be accessed by clicking on http://www.springerlink.com/content/l4056g6730q7xll2/?p=44c4416c04534e1686b0b6607746f3e9&pi=8 or by visiting the Company’s website at www.chemokine.net/pubications.htm.

About CTCE-9908

CTCE-9908 is a peptide analog of the chemokine SDF-1, and an antagonist of its receptor, CXCR4. SDF-1 is the only known naturally occurring chemokine that binds to CXCR4, which is present on many cancer cells as well as cancer support cells such as cells making up new blood vessels. This binding process is believed to be critical in the SDF-1 induced cell migration.  The anti-migration property of CTCE-9908 is pivotal in not only reducing recruitment of support cells that allow survival and growth of the primary tumor, but also metastasis (or spread) of cancer cells to distant locations in the body, where they form secondary tumors. Approximately 90% of cancer deaths are due to metastasis and disease progression. We believe that CTCE-9908 has the potential to shrink the primary tumor and delay the occurrence of new tumors due to its anti-angiogenic properties and anti-metastatic activity.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drug candidates in the field of chemokines.  Chemokines are a class of signaling proteins that play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration.  Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the Company’s ability to raise additional funding and the potential dilutive effects thereof, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 For further information contact:

Chemokine Therapeutics Corp. Mr. Don Evans Director, Corporate Communications Phone: (604) 822-0305 or 1-888-822-0305 Fax: (604) 822-0302 E-mail: devans@chemokine.net Internet: www.chemokine.net